EXHIBIT 10.02.2


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                                   Swank, Inc.
                                 90 Park Avenue
                            New York, New York 10016

                                                          As of January 1, 1997

Mr. John A. Tulin
1196 Elinore Road
Hewlett, New York  11557

Dear Mr. Tulin:

     Reference is hereby made to the Agreement dated as of January 1, 1990 between Swank, Inc. (the "Corporation") and you concerning your employment by the Corporation as amended by letter agreements dated as of January 1, 1992 and September 1, 1993 between the Corporation and you (as amended, the "Existing Employment Agreement"). This letter will serve to confirm our agreement to amend the Existing Employment Agreement as of the date hereof as follows:

     1. Paragraph 1 of the Existing Employment Agreement is hereby deleted in its entirety and the following new paragraph is hereby inserted in its place:

          "1. The Corporation hereby agrees to employ Tulin and Tulin hereby agrees to accept such employment and to serve the Corporation as its president and chief executive officer for a term commencing on January 1, 1997 and ending on December 31, 1998."

     2. (a) Subsection (d) of Paragraph 4 of the Existing Employment Agreement is hereby deleted in its entirety and the following new subsection (d) is hereby inserted in its place:

          "(d) for the period beginning January 1, 1993 and ending January 31, 1997 a base salary at the rate of $220,000 per annum, and"

     (b) A new subsection (e) to Paragraph 4 of the Existing Employment Agreement is hereby added and shall read as follows:

          "(e) for the period beginning February 1, 1997 and ending December 31, 1998 a base salary at the rate of $300,000 per annum, payable in such installments as shall be mutually agreed upon, and such additional compensation, if any, as the Board of Directors of the Corporation shall from time to time determine."

     3. This letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.



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     4. This  letter  shall be  governed  by,  and  construed  and  enforced  in accordance with, the laws of the State of New York, without regard to principles of conflicts or choice of law.

     5. Except as modified and amended by this letter, the Existing Employment Agreement shall remain and continue in full force and effect on and after the date hereof.

     If the foregoing correctly sets forth our understanding and agreement, kindly countersign this letter in the space provided below.

                                              Very truly yours,

                                              SWANK, INC.


                                              By: /s/ Christopher F. Wolf
                                                  ------------------------
                                                  Name: Christopher F. Wolf
                                                  Title: Chief Financial Officer

ACCEPTED AND AGREED:


/s/ John A. Tulin
-----------------
John A. Tulin

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